AMENDMENT NO. 1 TO NOTE

                                 March 31, 2004

     Reference is made to that certain Secured Convertible Note dated June 3, 2003 (as amended, modified or supplemented from time to time, the "Borrowing Note"), made by SpaceDev, Inc., a Colorado corporation (the "Borrower"), in favor LAURUS MASTER FUND, LTD., c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands ("Laurus") in the original principal amount of One Million Dollars ($1,000,000), and (ii) that certain Security Agreement, dated as of June 3, 2003 (as amended, modified or supplemented from time to time, the "Security Agreement"), between the Borrower and Laurus. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the applicable Note or, if not defined therein, in the Security Agreement.

     WHEREAS, the Borrower and Laurus have agreed to amend, pursuant to this Amendment No. 1 (this "Amendment"), the Note and the Security Agreement to change certain terms of the Note and the Borrower desires to make such changes;

     NOW, THEREFORE, in consideration for the execution and delivery by the Borrower of this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


     1. Section 3.2 of the Note is hereby deleted in its entirety and the following new Section 3.2 is inserted in lieu thereof:

          "CONVERSION PRICE. Subject to adjustment as provided in Section 3.7 hereof, the Conversion Price per share for the first One Million Dollars ($1,000,000) of conversions made hereunder, shall be $0.55 (the "FIXED CONVERSION PRICE") which price shall be determined at closing by multiplying the volume weighted average closing price of the Borrower's Common Stock for the ten
(10) trading days prior to closing by 103%. If an Event of Default has occurred and shall be continuing hereunder, then the Conversion Price shall be equal to the lower of (i) the Fixed Conversion Price; or (ii) eighty three percent (83%) of the average of the three lowest closing prices for the Common Stock on the principal trading exchange or market for the Common Stock, (the "PRINCIPAL MARKET"), or on any securities exchange or other securities market on which the Common Stock is then being listed or traded, for the thirty (30) trading days prior to but not including the Conversion Date. For the next Five Hundred Thousand Dollars ($500,000) converted hereunder, the Fixed Conversion Price therefore shall be set at eight five cents ($0.85) per share of Common Stock. The Fixed Conversion Price shall then immediately be reset to equal 103% of the volume weighted average closing price of the Common Stock for the ten (10) trading days prior to the last day on which such Five Hundred Thousand Dollars ($500,000) has been converted. Thereafter for every One Million Dollars ($1,000,000) of conversions made hereunder, the Fixed Conversion Price per share of Common Stock shall thereafter be adjusted upward to equal 103% of the volume weighted average closing price of the Common Stock for the ten (10) trading days prior to the last day on which One Million Dollars ($1,000,000) has been converted."



     2. This Amendment shall be effective as of the date hereof following the execution of same by the Borrower and Laurus.

     3. There are no other amendments to the Notes or the Security Agreement (other than, in each case, as have been agreed in writing by the parties hereto), and all of the other forms, terms and provisions of each Note and the Security Agreement remain in full force and effect.

     4. The Borrower hereby represents and warrants to Laurus that as of the date hereof all representation, warranties and covenants made by Borrower in connection with each Note and the Security Agreement are true correct and complete, all of Borrower's covenants requirements have been met and no Default or Event of Default has occurred and is continuing.

     5. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to applicable conflict of laws provisions.


                               *     *     *     *

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     IN  WITNESS  WHEREOF,  each  of  the  Borrower  and  Laurus has caused this
Amendment No. 1 to Note to be signed in its name effective as of this 31st day of March, 2004.


    SPACEDEV,  INC.


    By:  /s/ Richard B. Slansky
    ---------------------------
    Name:  Richard B. Slansky
    Title: Chief Financial Officer



    LAURUS  MASTER  FUND,  LTD.


    By:  /s/ David Grin
    -------------------
    Name:  David Grin
    Title:  Director